UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): February 18, 2010

WEBSENSE, INC.

(Exact name of registrant as specified in its charter)

DELAWARE	000-30093	#51-0380839
(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(I.R.S. Employer Identification Number)

10240 Sorrento Valley Road, San Diego, CA	92121
(Address of Principal Executive Offices)	(Zip Code)

(858) 320-8000

Registrant’s Telephone Number, Including Area Code

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

Executive Bonus Programs

On February 18, 2010, at a meeting of the Compensation Committee (the “Committee”) of the Board of Directors of Websense, Inc. (the “Company”), the Committee approved the terms of the 2010 Bonus Program applicable to the Chief Executive Officer (the “CEO”), the President (the “President”), and the Chief Operating Officer (the “COO”) and the Senior Vice Presidents (the “SVPs”) of the Company (the “Management Bonus Program”). The Committee also approved the terms of the 2010 Executive Vice President of Worldwide Sales Bonus Program applicable to the Executive Vice President of Worldwide Sales (the “EVP”) of the Company (the “EVP Bonus Program,” and together with the Management Bonus Program, the “Bonus Programs”). Awards granted under the Bonus Programs shall be granted under the Company’s 2009 Equity Incentive Plan (the “Plan”).

Under the Management Bonus Program, the CEO is eligible for a target bonus amount equal to 100% of his base salary paid during 2010, the President is eligible for a target bonus amount equal to 75% of his base salary paid during 2010, and the COO and the SVPs are eligible for target bonus amounts equal to 50% of their respective base salaries paid during 2010 (collectively, the “Management Target Bonuses”). The actual amounts of the Management Target Bonuses earned are based on the Company’s achievement of certain performance goals established by the Committee near the beginning of the fiscal year and communicated in writing to each participant. The performance goals are related to (i) annual billings and (ii) annual non-GAAP operating income. Sixty percent of each Management Target Bonus is earned if the Company meets its annual billings goal while the other forty percent is earned if the Company meets its annual non-GAAP operating income goal. The two performance goals are measured independently and achievement of at least 90% of a goal is required for any payment of the portion of a Management Target Bonus that is based on achievement of that goal. At 90%, each individual earns 50% of the target payment for that goal, and at 110% or more, each individual earns 150% of the target payment for that goal. The Management Target Bonuses are prorated for goal achievement between 90% - 110% of the annual billings goal or annual non-GAAP operating income goal on a straight line interpolation, and no additional payments are made for any achievement in excess of 110%.

Under the EVP Bonus Program, the EVP is eligible for a target bonus amount equal to 100% of his base salary applicable for each fiscal quarter during 2010 (the “EVP Target Bonuses”). The actual amounts of the EVP Target Bonuses earned are based on the Company’s achievement of certain performance goals established by the Committee near the beginning of the fiscal year and communicated in writing to the EVP. The performance goals are related to (i) quarterly billings and (ii) quarterly non-GAAP operating income. Seventy percent of each EVP Target Bonus is earned if the Company meets its applicable quarterly billings goal and thirty percent of each EVP Target Bonus is earned if the Company meets its applicable quarterly non-GAAP operating income goal. The two performance goals are measured independently and achievement of at least 90% of a goal is required for any payment of the portion of an EVP Target Bonus that is based on achievement of that goal. At 90%, the EVP earns 50% of the target payment, and at 110% or more, the EVP earns 150% of the target payment for that goal, except that an amount in excess of 150% of the target payment for the billings goal shall be paid for achievement of the billings goal above 110%. In no event, however, can the aggregate amount of the EVP Target Bonuses in any fiscal year exceed $5,000,000, as provided in the Plan. The EVP Target Bonuses are prorated for goal achievement between 90% - 110% (and in the case of the billings goal, achievement above 110%) of a quarterly goal on a straight line interpolation. No additional payments are made for achievement of the quarterly non-GAAP operating income goals in excess of 110%.

The foregoing summary of the Bonus Programs does not purport to be complete and is qualified in its entirety by reference to the full text of the Bonus Programs, which are filed as Exhibits 10.1 and 10.2 to this current report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.

(a)	Not applicable

(b)	Not applicable

(c)	Not applicable

(d)	Exhibits.

Number	Description
10.1	2010 Bonus Program

10.2	2010 EVP of Worldwide Sales Bonus Program

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

WEBSENSE, INC.

Date: February 24, 2010	/s/ Arthur S. Locke III
Arthur S. Locke III
Sr. Vice President and Chief Financial Officer (principal financial and accounting officer)

Exhibit Index

Number	Description
10.1	2010 Bonus Program

10.2	2010 EVP of Worldwide Sales Bonus Program